Exhibit 4.1

DELPHI
Delphi Automotive PLC

Computershare

All correspondence to:
Computershare Investor Services (Jersey) Limited
Queensway House
Hilgrove Street
St Helier
Jersey
JE1 1ES
Shareholder Helpline: + 44 (0)870 707 4040
You can check your holding at
www.investorcentre.co.uk

Shareholder Reference Number

C1234567890 XXX

CUSIP XXX

Stock Class XXX

000000XXX/000000/000000 11UOLG P02 ORD

Share Certificate - Ordinary Shares of US$0.01 each

DELPHI
Delphi Automotive PLC

(Incorporated under the Companies (Jersey) Law 1991 in Jersey with registered number 108188)

Number of Shares *******

Issued DD MMMMM YYYY

This is to certify that

is/are the Registered Holder(s) of ******* ordinary shares of US$0.01 each, fully paid and non-assessable, of Delphi Automotive PLC (the "Company") subject to the Articles of Association of the Company.

For and on behalf of the Company,

Chief Executive Officer and President

Vice President, General Counsel, Secretary and Chief Compliance Officer

Certificate Class ORD

Certificate No. XXXXXXXX

This certificate must be surrendered before any transfer of the whole or part of the shares herein mentioned can be registered, to Computershare Investor Services (Jersey) Limited, Queensway House, Hilgrove Street, St Helier, Jersey, JE1 1ES, Shareholder Helpline: + 44 (0)870 707 4040.
You can check your holding at: www.investorcentre.co.uk

SG161

XXXXXX

Change of Address

Please check that your address details printed overleaf are correct. If you need to make any alterations or you are planning to move, you can let us know by registering with Investor Centre at www.investorcentre.co.uk/je Once registered you can select the "Change of Address" option to amend your address details. Alternatively you can complete and sign the form below.

Kindly Note: This form is issued only to the addressee(s) and is specific to the class of security and the unique designated account printed hereon. This personalised form is not transferable between different (i) account holders; (ii) classes of security; or (iii) uniquely designated accounts. The Company and Computershare Investor Services (Jersey) Limited accept no liability for any instruction that does not comply with these conditions.

House Number ____ Post Code ____

Street/Road Name (BLOCK CAPITALS) ....

Town/City (BLOCK CAPITALS) ....

County (BLOCK CAPITALS) ....

Computershare Investor Services (Jersey) Limited is registered in Jersey, No 75005, Registered Office: Queensway House, Hilgrove Street, St Helier, JE1 1ES. Computershare Investor Services (Jersey) Limited is regulated by the Jersey Financial Services Commission.

H290 C1234567890 XXX

Please Sign

In the case of joint holders ALL must sign. In the case of a corporation this form should be signed by two authorised signatories (e.g. Director & Company Secretary) stating their capacity. Alternatively, this form can be signed by a director of the company in the presence of a witness who attests the signature or under its common seal.

Date DD / MM / YY

Signature (1)

Signature (2)

Signature (3)

Signature (4)

0000XXX/000000/000000 11UOLG P02

Reference No. C0123456789 Transfer No. XXXXXXXXXX Certificate No. XXXXXXXX TRNFR Number of Shares **XXXXX**

STOCK TRANSFER FORM	(Above this line for Registrars only)	
	Please enter NIL if not applicable Consideration Money £	Certificate lodged with the Registrar (For completion by the Registrar/Stock Exchange)
Full name of Undertaking		
Full description of Security		
Number or amount of Shares, Stock or other security and, in figures column only, number and denomination of units, if any	Words	Figures (units of)
Name(s) of registered holder(s) should be given in full, the address should be given where there is only one holder. If the transfer is not made by the registered holder(s) insert also the name(s) and capacity (e.g.Executor(s) of the person(s) making the transfer	In the name(s) of	Account Designation (if any) A/C..............................
I/We hereby transfer the above security out of the name(s) aforesaid to the person(s) named below *or to the several persons named in Parts 2 of Brokers Transfer Forms relating to the above security:* **Delete words in italics except for stock exchange transactions** Signature(s) of transferor(s) 1.............................. 2.............................. 3.............................. 4.............................. **Bodies corporate should execute under their common seal or otherwise in accordance with their constitutional documents.**		**Stamp of Selling Broker(s) or, for transactions which are not exchange transactions, of Agent(s), if any acting for the Transferor** Date ....
Full name(s) and full postal address(es) (including County or, if applicable, Postal District number) of the person(s) to whom the security is transferred. Please state title, if any, or whether Mr., Mrs., or Miss. Please complete in typewriting or in Block Capitals.		Account Designation (if any) A/C..............................
I / We request that such entries be made on the register as are necessary to give effect to this transfer.		
Stamp of Buying Broker(s) (if any)	**Stamp or name and address of person lodging this form (if other than the Buying Broker(s))**	
	Name and address to whom the share certificate is to be sent	

Computershare Investor Services (Jersey) Limited is registered in Jersey, No 75005, Registered Office: Queensway House, Hilgrove Street, St Helier, JE1 1ES. Computershare Investor Services (Jersey) Limited is regulated by the Jersey Financial Services Commission.